Exhibit 21.1

                         SENIOR HOUSING PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT



HRES1 Properties Trust (Maryland)
HRES2 Properties Trust (Maryland)
SHOPCO Holdings, Inc. (Delaware)
SHOPCO-AZ, LLC (Delaware)
SHOPCO-CA, LLC (Delaware)
SHOPCO-COLORADO, LLC (Delaware)
SHOPCO-CT, LLC (Delaware)
SHOPCO-GA, LLC (Delaware)
SHOPCO-IA, LLC (Delaware)
SHOPCO-KS, LLC (Delaware)
SHOPCO-LA, LLC (Delaware)
SHOPCO-MA, LLC (Delaware)
SHOPCO-MI, LLC (Delaware)
SHOPCO-MO, LLC (Delaware)
SHOPCO-NC, LLC (Delaware)
SHOPCO-NE, LLC (Delaware)
SHOPCO-PA, LLC (Delaware)
SHOPCO-SD, LLC (Delaware)
SHOPCO-WI, LLC (Delaware)
SHOPCO-WY, LLC (Delaware)
SNH-CALIFORNIA, INC. (Delaware)
SNH-IOWA, INC. (Delaware)
SNH Holding Co., Inc. (Delaware)
SNH-MICHIGAN, INC. (Delaware)
SNH-NEBRASKA, INC. (Delaware)
SPTGEN Properties Trust (Maryland)
SPTIHS Properties Trust (Maryland)
SPTMISC Properties Trust (Maryland)
SPTMNR Properties Trust (Maryland)
SPTMRT Properties Trust (Maryland)
SPTSUN Properties Trust (Maryland)
SPTSUN II Properties Trust (Maryland)